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                               LICENSE AGREEMENT


     AGREEMENT effective on January 1, 2000 by and between WURZBURG HOLDING SA, a company organized and existing under the laws of Luxembourg, having its headquarters at 134 Boulevard de la Perusse, L-2330 Luxembourg (hereinafter the "Licensor").

and

     I.C. ISAACS & COMPANY L.P., a Delaware limited partnership having its offices at 350 - 5th Avenue, Suite 1029, New York, NY 10118 (hereinafter the "Licensee").

     WHEREAS, GI PROMOTION and I.C. ISAACS & COMPANY L.P. are entering today into a letter agreement for the provision by Isaacs and its affiliates of certain manufacturing and product sourcing services to licensees
("licensees") of the "MARITHE + FRANCOIS GIRBAUD" trademarks (the "Sourcing Agreement").

1.   GRANT

     Licensor hereby grants to Licensee, for the term of this Agreement a license in connection with the efforts of Licensor, directly or through its affiliates and agents to produce or arrange for the production of products to be shipped to licensees within the Territory as hereinafter defined:

     (a) To use and display the use of the words "MARITHE + FRANCOIS GIRBAUD" and related trademarks owned by Licensor (the "Trademark");

     (b) To use Licensor's know-how and trade secrets in connection with the services to be provided by Licensee directly or through its affiliates and agents with respect to the Products.

     (c) Under the assumed name ""GIRBAUD Global Sourcing" to operate its business or that of an affiliate (including I.C. Isaacs Far East Ltd.) as it relates to the Sourcing Agreement.

2.   TERRITORY

     The License herein granted shall be limited to the countries where authorized MARITHE + FRANCOIS GIRBAUD licensees are located (the
"Territory"). In the event the Sourcing Agreement is extended by the parties in accordance with its terms, this Agreement shall be similarly extended.

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3.   USE OF THE TRADEMARK

     Licensee shall use the Trademark as specified in this Agreement, only with respect to the services to be provided by Licensee or its affiliates and agents with respect to products to be sold exclusively to authorized MARITHE + FRANCOIS GIRBAUD licensees and in countries where such licensees are located.

4.   TERM

     This Agreement shall commence and become effective on January 1, 2000 and shall expire three (3) years thereafter unless sooner terminated as hereinafter provided.

5.   ROYALTIES

     5.1 As compensation for the rights granted in this Agreement, during the term hereof, Licensee shall pay to Licensor Royalties in an amount of one percent (1%) of the FOB price invoiced by Licensee or third party manufacturers and agents to the purchasers of the MARITHE + FRANCOIS GIRBAUD products pursuant to the Sourcing Agreement.

     5.2 Licensee shall pay to Licensor the Royalties within 30 days of the end of each calendar quarter. Calculation of payments shall be in accordance with the provisions of the Sourcing Agreement.

6.  THE TRADEMARK

    6.1 Licensee acknowledges that Licensor is the sole and rightful holder of all rights, title and interest in the Trademark and shall not claim any title to or right to use the Trademark or any variation thereof except as expressly set forth in and pursuant to this Agreement. The use of the Trademark as specified in this Agreement shall be for the benefit of Licensor, and shall not vest in Licensee any title to or right or presumptive right to expand or continue such use. Licensor reserves all rights to the Trademark except as specifically granted herein to Licensee and may exercise such rights at any time. Licensee shall not question, attack, contest or otherwise impugn the validity of the Trademark, its registration(s), Licensor's proprietary rights therein nor Licensor's rights in the designs to be provided pursuant to the terms hereof including, but not limited to, any action brought seeking to enforce the terms of this Agreement.

     6.2 Licensee shall cooperate fully and in good faith with Licensor for the purpose of securing, preserving and protecting Licensor's rights in and to the Trademark. Licensor shall execute deliver and/or file any and all documents and do all other acts and things which Licensee reasonably requests to make fully effective or to implement the provisions of this Agreement relating to the ownership of registration of the Trademark.

7.   QUALITY CONTROL INSPECTION

     In order to preserve and enhance the quality and goodwill attaching to the Trademark, Licensor or its designated representative may, upon reasonable notice and

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during normal business hours, inspect a reasonable quantity of samples of items bearing the Trademark manufactured and/or distributed by Licensee or its affiliates and agents pursuant to the Sourcing Agreement. Licensor reserves the right to inspect the production facilities of Licensee at reasonable times upon reasonable notice.

8.   PROTECTION OF THE TRADEMARK

     Licensee shall promptly notify Licensor, in writing, of any infringement, threatened infringement, or otherwise unauthorized use or threatened use of the Trademark, or confusingly similar trademark or tradenames, whether in connection with the Products or otherwise, of which it may have knowledge or suspicion. In the event of an infringement, threatened infringement, or otherwise unauthorized use of the Trademark, or confusingly similar trademark or tradenames, Licensee shall take such immediate action as may reasonably be necessary to protect the Trademark and the rights of the Licensor therein, until Licensor is in a position to take whatever action is required and Licensor shall respond promptly to any notification by Licensee or a matter within this section and shall promptly determine how it wishes to proceed in the matter. Licensor shall, in its discretion and in reasonable on-going consultation with Licensee, decide what action shall be taken, including any application for injunctive relief, and shall designate counsel reasonably acceptable to Licensee for such purpose. Licensee shall pay one half of the cost and expense incurred in the legal defense or settlement of such action and, in the event of an award or other payment of monetary damages, the proceeds thereof shall be shared pro-rata to the expenses and costs paid by the parties. For purposes of clarification, this agreement of Licensee to pay certain costs and expenses relates only to actions necessary as a result of the activities contemplated under the Sourcing Agreement and not to Licensor's general policing and enforcement of its trademark rights. Licensee shall abide by regulations, laws and practices in force or use in the Territory in order to safeguard Licensor's rights to the Trademark.

9.   TERMINATION

9.1 This Agreement shall be automatically terminated without any action necessary, if for any reason, the Sourcing Agreement is terminated.

9.2 This Agreement may be terminated with immediate effect, by either party by written notice sent to the other party, Certified Mail, Return Receipt Requested, this without any legal or other formalities in case of any default by the other party of any of the obligations under this Agreement that has remained without effect for thirty (30) days, at the latest, after notification to the defaulting party, via Certified Mail, Return Receipt Requested.

9.3 Upon any termination hereof, Licensee and its affiliates and agents will be able to complete the fulfillment and processing of accepted orders by licensees for products bearing Trademarks and to complete product production efforts thereunder.

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10.  GOVERNING LAW AND JURISDICTION

     This Agreement shall be construed, and interpreted in accordance with and as governed by the laws of Luxembourg without regard to the conflict of laws provisions thereof. All matters in controversy shall be adjudicated before the appropriate courts of Luxembourg.

11.  RELATIONSHIP

     Nothing herein shall create or be deemed to create any agency, partnership, joint venture or other similar relationship between the parties hereto. Licensee shall not represent itself as the legal representative, agent or partner of Licensor and, shall have no right to create or assume any obligations express or implied, on behalf of Licensor. Nothing herein is intended to affect, expand, limit, or amend any rights and obligations existing under the License Agreements between License and Latitude Licensing, Inc.

12.  REVERSION OF RIGHTS AND TERRITORIES

     Upon the expiration or earlier termination of this Agreement, all rights with respect to the Trademark, and Territory shall immediately revert to Licensor subject to Section 9.3 above.

13.  INDEMNIFICATION

     Licensee does hereby indemnify and hold harmless Licensor from and against any and all losses, liability, damages and expenses (including reasonable attorneys' fees and expenses) which it may incur or be obligated to pay as a result of or in defending any action, claim or proceeding by an unaffiliated third-party against Licensor, for or by reason of any acts or omissions committed or suffered by Licensee or its employees (but not by third party manufacturers or agents) in connection with Licensee's performance of this Agreement.

WURZBURG HOLDING SA                    I.C. ISAACS & COMPANY L.P.



By:  /s/  Rene Faltz                   By: I.C. Isaacs & Company, Inc.
    ------------------------
Name: Rene Faltz
Title: Director
                                       By:   /s/ Robert J. Arnot
                                           -------------------------
                                       Name:  Robert J. Arnot
                                       Title: General Partner

By:   /s/ Yves Schmit
     -----------------------
Name: Yves Schmit
Title: Director

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